UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2009

TELESTONE TECHNOLOGIES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-32503	84-1111224
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification)

(Address of principal executive offices)

Floor 6, Saiou Plaza, No. 5 Haiying Road,
Fengtai Technology Park, Beijing, China 100070

Registrant’s telephone number, including area code: (86)-10-8367-0505

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Appointment of Certain Officers.

On October 11, 2009, Mr. Yu Yongjing resigned from the position of Chief Operation Officer (“COO”) of Telestone Technologies Corporation (the “Company”).  Mr. Yu did not have any disagreements with the Company prior to his resignation from the Chief Operating Officer position.

On October 12, 2009, Mr. Yong Shiqin, 45, was appointed the Chief Operating Officer of the Company.  Mr. Yong Shiqin brings 24 years of IT application working experience and 14 years of senior management experience. From July 1985 to August 1989, Mr. Yong worked at the Beijing Information Technology Institute. From April 1992, Mr. Yong served as the general engineer at China National Software & Service Co., Ltd. Mr. Yong served as the general manager at Beijing Resoft Computer System Engineering Co. Ltd, Resoft IT Co.Ltd and Beijing Zhaobo Software Co. Ltd successively from June 1996 to July 2006. Before joining Telestone in December 2008, Mr. Yong served as the consultant of Beijing Tongyuehui Consulting Co. Ltd from 2006 to 2008. Mr. Yong holds a Master’s degree in artificial intelligence expert systems from Northern Jiaotong University, China and a Bachelor’s degree in Computer Application from Xidian University, China.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Telestone Technologies Corporation

Dated: October 15, 2009	By:	/s/ Han Daqing
Han Daqing,
Chief Executive Officer